UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to the security holders at a Special Meeting of Stockholders (the “Special Meeting”) of dELiA*s, Inc., a Delaware corporation, held on October 24, 2013, and were adopted by the vote indicated.

Ratification of the terms of the sale and issuance of an aggregate of $21,775,000 in principal amount of secured 7.25% convertible notes and approval of the issuance of 20,738,100 shares of common stock into which the secured 7.25% convertible notes are automatically convertible, as required by and in accordance with NASDAQ Marketplace Rule 5635(c) and (d).

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,284,569	177,945	38,949	11,595

Approval of the grant of discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal listed above.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,115,043	348,873	49,142	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: October 24, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer